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                             CENTRA INDUSTRIES, INC.

                        2002 EMPLOYEE STOCK PURCHASE PLAN

1.       Purpose.

         The purpose of the 2002 Employee Stock Purchase Plan (the "Plan") of Centra Industries, Inc., a Delaware corporation (the "Company"), is to attract and retain employees (including officers), directors and independent contractors of the Company, or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, and to furnish additional incentives to such persons to enhance the value of the Company over the long term by encouraging them to acquire a proprietary interest in the Company.

2.       Definitions.

         For purposes of the Plan, the following terms shall be defined as set forth below:

                  (a) "Affiliate" means any entity if, at the time of granting of a Purchase Right, (i) the Company, directly, owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity, or (ii) such entity, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of the Company.

                  (b)   "Board" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (d) "Committee" means the committee, consisting of at least two members of the Board, established by the Board to administer the Plan.

                  (e) "Company" means Centra Industries, Inc., a Delaware corporation, or any successor corporation.

                  (f) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Board acting in its sole discretion and in good faith.

                  (g) "Purchase Right" means a right, granted to a Purchaser under Section 6(b) of the Plan, to purchase shares of Stock, subject to the terms and conditions of this Plan.

                  (h) "Purchaser" means a person who, as an employee, director or independent contractor of the Company, a Subsidiary or an Affiliate, has been granted a Purchase Right.

                  (i) "Plan" means this Centra Industries, Inc. 2002 Employee Stock Purchase Plan, as amended from time to time.

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                  (j)   "Stock" means the common stock, par value $.00001 per
share, of the Company.

                  (k) "Employee Stock Purchase Agreement" means the form of written agreement attached hereto as Exhibit A.

                  (l) "Subsidiary" means any corporation in which the Company, directly or indirectly, owns stock possessing 50% or more of the total combined voting power of all classes of stock of such corporation.

                  (m) "Ten Percent Shareholder" means a person or persons who own, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3.       Administration.

         The Plan shall be administered by the Committee which shall consist of a committee of not less than two persons appointed by the Board. The Committee shall have full power to construe and interpret the Plan, to establish rules for its administration and to grant Purchase Rights. The Committee may establish rules setting forth terms and conditions for a specified group of Purchase Rights. The Committee may act by a majority of a quorum (a quorum being a majority of the members of such Committee) present at a called meeting or by unanimous written consent of all of its members. All actions taken and decisions made by the Board or the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan.

4.       Eligibility.

         Purchase Rights may be granted in the discretion of the Committee to employees (including officers), directors and independent contractors of the Company and its present or future Subsidiaries and Affiliates. In determining the persons to whom Purchase Rights shall be granted and the terms of Purchase Rights granted (including the number of shares to be covered by such Purchase Rights), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.       Stock Subject to the Plan.

         The maximum number of shares of Stock reserved for the grant of Purchase Rights under the Plan shall be 500,000 shares of Stock, subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in private transactions or otherwise. The number of shares of Stock available for issuance under the Plan shall be reduced by the number of shares of Stock subject to outstanding Purchase Rights. If any shares subject to Purchase Rights are forfeit, canceled, exchanged or surrendered or if Purchase Rights otherwise terminate or expire without issuance of shares to the Purchaser, the shares of Stock with respect to such Purchase Rights


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shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Purchase Rights under the Plan. In no event shall any Purchaser acquire, pursuant to any awards of Purchase Rights under this Plan, more than 20% of the aggregate number of shares of Stock reserved under this Plan.

         In the event that the Committee shall determine, in its sole discretion, that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, any reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, license arrangement, strategic alliance or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the outstanding Purchase Rights, under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with such Purchase Rights, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding such Purchase Rights, and
(iii) the exercise price, grant price, or purchase price relating to any such Purchase Rights.

6.       Specific Terms of Purchase Rights.

                  (a) General. Purchase Rights may be granted at the discretion of the Committee. The term of each grant of Purchase Rights shall be for such period as may be determined by the Committee, but shall not exceed ninety (90) days. The Committee may make rules relating to Purchase Rights, and may impose on any Purchase Rights or the exercise thereof at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

                  (b) Purchase Terms. The Committee is authorized to grant Purchase Rights to Purchasers on the following terms and conditions:

                        i) Type of Agreement. The Employee Stock Purchase Agreement for purchase of the Stock subject to the Purchase Rights shall be in the form attached hereto as Exhibit A.

                        ii) Purchase Price. The purchase price per share of Stock purchasable under Purchase Rights shall be determined by the Committee; provided that, in no event shall the purchase price be less than par value. Purchase Rights shall be exercised by the Purchaser signing the completed form of Employee Stock Purchase Agreement and paying the purchase price.

                        iii) Termination of Employment, etc. Purchase Rights may not be exercised unless the Purchaser is then in the employ or a director of, or then maintains an independent contractor relationship with, the Company or any Subsidiary or Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Purchase Rights in a transaction to which Section 424(a) of the Code applies), and unless the Purchaser has continuously maintained any of such relationships since the date of grant of the Purchase


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                  Rights. The Committee may establish a period during which
                  the heirs of a Purchaser who died while an employee, director or independent contractor of the Company or any Subsidiary or Affiliate may exercise Purchase Rights which were exercisable on the date of the Purchaser's death.

                        iv) Nontransferability. Purchase Rights shall not be transferable by a Purchaser.

                        v) Other Provisions. Purchase Rights may be subject to such other conditions as the Committee may prescribe in its discretion.

7.       General Provisions.

                  (a) Fair Market Value of Common Stock. In determining the Fair Market Value of the Stock for purposes of the Plan, the Board may rely on a valuation report by an investment banking or valuation firm selected by the Board. In the event the Stock becomes listed on any national stock exchange or quoted on the NASDAQ national market quotations system, the Fair Market Value of the Stock shall, as of any day, be the closing price for the immediately preceding trading day.

                  (b) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Purchase Rights thereunder, and the other obligations of the Company under the Plan and any Employee Stock Purchase Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Employee Stock Purchase Agreement until completion of such stock exchange listing or registration or qualification of such Stock, or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Purchaser to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

                  (c) No Right to Continued Employment, etc. Nothing in the Plan or in any Employee Stock Purchase Agreement entered into pursuant to the Plan shall confer upon any Purchaser the right to continue in the employ of, or to continue as a director of or an independent contractor to, the Company, any Subsidiary or any Affiliate, as the case may be, or to be entitled to any remuneration or benefits not set forth in the Plan or such Employee Stock Purchase Agreement, or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Optionee's employment, directorship or independent contractor relationship.

                  (d) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any payment relating to a Purchase Right under the Plan (including from a distribution of Stock), or any other payment to a Purchaser, amounts of withholding and other taxes due in connection with any transaction involving a Purchase Right, and to take such other action as the Committee may deem advisable to enable the Company and a Purchaser to satisfy


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obligations for the payment of withholding taxes and other tax obligations relating to a Purchase Right. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Purchaser's tax obligations.

                  (e) Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Purchaser, without such Purchaser's consent, under any Purchase Rights theretofore granted under the Plan.

                  (f) No Rights; No Stockholder Rights. No person shall have any claim to be granted any Purchase Rights under the Plan, and there is no obligation for uniformity of treatment of Purchasers. Except as provided specifically herein, a Purchaser shall have no rights as a stockholder with respect to any shares of Stock until the issuance of a stock certificate to such Purchaser for such shares.

                  (g) Unfunded Status. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. Nothing contained in the Plan or any Purchase Rights shall give any such Purchaser any rights that are greater than those of a general creditor of the Company.

                  (h) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

                  (i) Effective Date; Plan Termination. (i) The Plan shall take effect upon its adoption by the Board (the "Effective Date"), but the Plan (and any grants of Purchase Rights made prior to the stockholder approval mentioned herein), shall be subject to the approval of the holder(s) of a majority of the issued and outstanding shares of voting securities of the Company entitled to vote, which approval must occur within twelve months of the date the Plan is adopted by the Board.

                  (j) The Board may terminate the Plan at any time with respect to any shares of Stock that are not subject to Purchase Rights. Unless terminated earlier by the Board, the Plan shall terminate ten years after the Effective Date and no Purchase Rights shall be granted under the Plan after such date. Termination of the Plan under this Section 7(j) will not affect the rights and obligations of any Purchaser with respect to Purchase Rights granted prior to termination.

November 5, 2002



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